EXHIBIT 11

                                    KSW, INC.

                        STATEMENTS REGARDING COMPUTATION
                                OF LOSS PER SHARE

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

                                           THREE MONTHS      THREE MONTHS      SIX MONTHS        SIX MONTHS
                                               ENDED            ENDED             ENDED             ENDED
                                          JUNE 30, 2004     JUNE 30, 2003     JUNE 30, 2004     JUNE 30, 2003
                                          -------------     -------------     -------------     -------------
Net loss                                  $    (51,000)     $   (145,000)     $   (695,000)     $   (203,000)
                                          =============     =============     =============     =============


Loss Per Share - Basic
----------------------
Weighted average shares outstanding
during the period                            5,470,311         5,470,311         5,470,311         5,470,311
                                          =============     =============     =============     =============


Loss per common share - Basic             $       (.01)     $       (.03)     $       (.13)     $       (.04)
                                          =============     =============     =============     =============

Loss Per Share - Diluted
------------------------
Weighted average shares outstanding
during the period                            5,470,311         5,470,311         5,470,311         5,470,311


Effect of stock options dilution                     0                 0                 0                 0
                                          -------------     -------------     -------------     -------------


Total shares outstanding for
purposes of calculating diluted
earnings                                     5,470,311         5,470,311         5,470,311         5,470,311
                                          =============     =============     =============     =============


Loss per common and common
equivalent share-Diluted                  $       (.01)     $       (.03)     $       (.13)      $      (.04)
                                          =============     =============     =============     =============


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